SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

                           Filed by the Registrant / /
                 Filed by a Party other than the Registrant /X/
                           Check the appropriate box:
                         / / Preliminary Proxy Statement
     / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                                  14A-6(E)(2))
                         / / Definitive Proxy Statement
                       / / Definitive Additional Materials
                 /X/ Soliciting Material Pursuant to Rule 14a-12

                           ART TECHNOLOGY GROUP, INC.


                (Name of Registrant as Specified In Its Charter)

Mitchell Wright Technology Group, LLC, SSH Partners I, LP, Mitchell-Wright, LLC, Arcadia Partners, L.P., Arcadia Capital Management, LLC, James Dennedy and Richard Rofe

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1) Title of each class of securities to which transaction applies:

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calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
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

MITCHELL-WRIGHT TECHNOLOGY GROUP


        8060 MONTGOMERY ROAD, SUITE 205 185 GREAT NECK ROAD, SUITE 460
         CINCINNATI, OH 45236 GREAT NECK, NY 11020
         PHONE: +1 513.792.5100 PHONE: +1.516.466.5258
         FAX: +1 413.375.3439 FAX: +1.516.466.7709



September 29, 2004

SHAREHOLDERS
ART TECHNOLOGY GROUP, INC.

Re: Proposed Merger with Primus Knowledge Solutions, Inc.
---------------------------------------------------------

Dear Shareholders:

We believe that the proposed acquisition of Primus Knowledge Solutions, Inc. ("Primus"), under management's current plan, may result in further deterioration of shareholder value, because management's plan fails to extract the necessary cost synergies, and fails to protect the balance sheet. In our opinion, Art Technology Group, Inc. ("ATG") can be profitable today on a stand-alone basis, and can thrive without the proposed Primus acquisition.

For too long, ATG shareholders have allowed the Board to permit management to routinely miss stated guidance. For three of the last four quarters, and for each of the last two years management has failed to deliver on their stated financial goals. Also, we remain concerned that the interest of management and the Board are disconnected from those of shareholders, the true owners of ATG, as evidenced by a lack of commitment on behalf of management and the Board to turn the company profitable and their lack of significant ownership of the stock. Furthermore, the credibility of ATG leadership has been severely damaged by their inability to meet stated financial goals. Therefore in order for MWTG to support this merger, management and the Board need to not only present a plan that assures immediate profitability, but also provide shareholders with a mechanism to hold the leadership of ATG accountable for their actions.

We have tried to work with management and the Board to craft a solution that would enable management and the Board to earn our support and, we believe, broad shareholder support for the proposed merger with Primus. The elements of our proposal are found in our letter to the Company, dated August 18, 2004, filed with the Securities and Exchange Commission as an exhibit to our Schedule 13D on August 24, 2004. OUR GOAL has been and remains that the BOARD COMMIT TO A PLAN THAT DELIVERS PROFITABILITY and that corporate governance changes are enacted to ensure that the BOARD AND MANAGEMENT ARE HELD ACCOUNTABLE FOR THEIR ACTIONS. In the event management actions continue to deteriorate the value of our company, shareholders need a mechanism to protect shareholder value.

Shortly after we filed our preliminary proxy soliciting material in connection with our solicitation of proxies to vote against the merger with Primus, the Board provided us with an offer to our proposal made on August 18, 2004. The Board later made their offer available to the public by filing it with its Current Report on Form 8-K dated September 28, 2004. We determined that the Board's offer was unacceptable because it failed to address the key issues facing this company. In the offer, the Board did not commit to actions which would protect the balance sheet and also failed to commit to profitability. In addition, the offer failed to provide an appropriate level of Board accountability for shareholders to respond should management yet again fail to meet guidance and fail to turn the Company profitable.

Accordingly, we provided a counter proposal to the Company that sought the following:
     1. Shareholder representation on the Board that includes two of the nine post-merger directors, a minority position;
     2. An agreement by the Board to provide the results of its corporate governance review to shareholders by January 15, 2005;
     3. A COMMITMENT, prior to voting on the merger agreement, to total planned operating expenses for the 2005 fiscal year in the $85-$90M range;
     3. A COMMITMENT, prior to voting on the merger agreement, to a NET CASH balance entering the 2005 fiscal year of no less than $25M; and
     4. Permission for us to continue to acquire shares, but no more than 10% of the outstanding shares of the Company.

MWTG has been and remains committed to working with the Board and management to create shareholder value and after our settlement discussions, we are more confident than ever that this merger threatens the viability of ATG.

Absent a more sensible plan of merger with Primus, the Company has a greater likelihood of enhancing shareholder value with lower risk operating independently. For this reason we will vote AGAINST the merger with Primus, and we urge you vote AGAINST the merger as well.

Thank you for taking the time to review our proposal and for your continued support of Art Technology Group, Inc.

Very Respectfully,


/s/ James H. Dennedy


James H. Dennedy
Mitchell-Wright Technology Group, LLC



cc: Paul Shorthose, Chairman

Bob Burke, Director & CEO

Phyllis Swersky, Director

David Elsbree, Director

Ilene Lang, Director

Mary Makela, Director

John Held, Director


SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MITCHELL WRIGHT TECHNOLOGY GROUP, LLC, MITCHELL-WRIGHT, LLC, SSH PARTNERS I, LP, ARCADIA PARTNERS, LP, ARCADIA CAPITAL MANAGEMENT, JAMES DENNEDY AND RICHARD ROFE AND RELATED ENTITIES FROM THE SHAREHOLDERS OF ART TECHNOLOGY GROUP, INC. FOR USE AT ITS SPECIAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF ART TECHNOLOGY GROUP, INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY MITCHELL-WRIGHT TECHNOLOGY GROUP, LLC, MITCHELL-WRIGHT, LLC, SSH PARTNERS I, LP, ARCADIA PARTNERS, LP, ARCADIA CAPITAL MANAGEMENT, JAMES DENNEDY, RICHARD ROFE AND CERTAIN OF THEIR AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2004 WITH RESPECT TO ART TECHNOLOGY GROUP, INC., AS AMENDED ON SEPTEMBER 10, 2004, SEPTEMBER 20, 2004, AND SEPTEMBER 29, 2004. THAT SCHEDULE 13D IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.




                                  END OF FILING